EXHIBIT 10(d):   Service Agreement with Cashflow Technologies,
                 Inc. with Exhibits and Attachments

SERVICES AGREEMENT                                 [iWizard Logo]

This Services Agreement ("Agreement") is made as of the 1st day of December, 2002 ("Effective Date"), by and between iWizard Holding, Inc. ("iWizard"), a Delaware corporation, with a place of business at 4021 N. 75th St. #102, Scottsdale, AZ 85251 and Cashflow Technologies, Inc. ("CTI"), a Nevada corporation, with a place of business at 4330 N. Civic Center Plaza #101, Scottsdale, AZ 85251.

  1.   TERM.

The Initial Term of the Agreement shall be twelve (12) months, beginning on the Effective Date and expiring on December 31,
2003.   Either party must notify the other party in writing at
least sixty (60) days prior to the expiration of the term if they elect not renew.

  2.   RENEWAL/TERMINATION.

Following the Initial Term, the Agreement may be renewed for subsequent terms of one (1) year each with the written consent of the parties. As used herein, "Term" shall mean the Initial Term and any renewal term. Either party may terminate the Agreement immediately in the event the other party is in default hereunder and fails to either cure such default or begin implementation of a mutually agreed upon plan to cure such default within sixty
(60) days of written notice from the other party specifying the nature of such default and requiring its remedy.

Either party may immediately terminate this Agreement upon written notice to the other party if (i) the other party petitions for relief under the Bankruptcy and Insolvency Act or any other comparable law of any other jurisdiction (ii) any involuntary petition thereunder is filed or receiving order is given against the other party and is not dismissed within sixty
(60) days; (iii) relief under the Federal Bankruptcy Code or state bankruptcy laws is granted with respect to the other party as a debtor; (iv) the other party makes a general assignment for the benefit of creditors; (v) the other party ceases doing business or assigns or attempts to assign this Agreement to an entity other than as provided in Section 16 below; or (vi) there is a material breach of this Agreement.

  3.   SERVICES.

The services ("Services") to be provided by iWizard to CTI will be set forth in Statement(s) of Work attached hereto and made a part hereof, which Statement(s) of Work may be amended from time to time by written agreement of the parties including, without limitation, pursuant to the "Change Management and Control" process set forth in Exhibit A attached hereto and made a part hereof.

CTI shall designate one individual to whom all iWizard communications concerning this Agreement may be addressed (the "CTI Contact"). Likewise, iWizard shall designate an "iWizard Contact," who shall serve as the single point of accountability for iWizard for the Services and have day-to-day authority to ensure iWizard's performance of its obligations under this Agreement.

The parties shall cooperate with one another by, among other things, making available, as reasonably requested by the other party, management decisions, information, approvals and acceptances so that each party may accomplish its obligations and responsibilities hereunder. The CTI and iWizard Contacts or his or her designee will be the principal point of contact for obtaining such decisions, information, approvals and acceptances. The CTI and iWizard Contact or his or her designee will respond to written requests for decisions from the other party's Contact or his or her designee in accordance with the time schedule agreed to by the iWizard Contact and the CTI Contact, in the absence of which, the CTI and iWizard Contact will respond within a reasonable period of time.

In the event the iWizard or CTI Contact or his or her designee does not receive an adequate response within the time period prescribed above, iWizard and CTI may escalate the decision process, with each such individual required to provide a response to the other party within a reasonable period.

Notwithstanding anything in this Agreement to the contrary, either party's delay or non-performance of its obligations under this Agreement shall be excused if and to the extent such delay or non-performance results from the other party's failure to timely respond or perform its responsibilities under this Agreement, or if a party impedes the performance of the other party. In such event, the aggrieved party will provide the other party with reasonable notice of such non-performance and will use commercially reasonable efforts to perform notwithstanding the other party's failure to perform. CTI shall continue to pay iWizard for Services actually performed by iWizard prior to and during any such period of non-performance by CTI.

  4.   PRICING.

CTI agrees to pay iWizard for the Services in accordance with the pricing set forth in each Statement of Work. However, any change in charges incurred on behalf of CTI by iWizard from third-party data vendors, which charges are beyond iWizard's control, shall be subject to a related change in the prices specified in each Statement of Work. iWizard agrees to provide CTI with as much notice as possible of changes in any such third party charges.

Unless  otherwise specified, all charges are exclusive of  taxes.
CTI agrees to pay sales or related taxes levied in connection with the Agreement.

  5.   PAYMENT/AD HOC SERVICES.

Fixed Monthly Fees. Unless stated otherwise in a Statement of Work or Work Request Document, any fees, which are fixed and due on a monthly basis ("Fixed Monthly Fees") are due on the last day of the prior month (for example, a Fixed Monthly Fee for January 1, 2002 would be due on December 31, 2001). IWizard will invoice CTI on the 15th of the month for the following month's fees.

Past Due Fees. With respect to Ad Hoc Fees or Variable Fees, any undisputed amounts not paid within thirty (30) days of the date of invoice shall accrue interest at the prime rate of the Bank of Montreal as of the first day the amount is past due. Failure to make timely payments shall constitute a default hereunder and shall entitle iWizard to suspend its performance of the Services and/or require payment in advance for future performance until CTI's account is paid in full.

  6.   CONFIDENTIALITY / PROPRIETARY INFORMATION / TRANSITION.

All data, tapes, product designs, business and marketing plans, product strategies and any other information submitted to iWizard by CTI or by other entities on CTI's behalf pursuant to the Agreement, and any work product created specifically and exclusively for CTI by iWizard pursuant to the Agreement (collectively the "CTI Proprietary Information"), shall be held in confidence by iWizard and shall not be disclosed to any third party without the prior written consent of CTI. iWizard agrees not to use or make copies of the CTI Proprietary Information except as required for the performance of its obligations under the Agreement, and agrees to limit access to the CTI Proprietary Information to its own employees, agents and consultants strictly on a need to know basis; provided, however, that such agents and consultants have executed an agreement with iWizard with confidentiality provisions at least as restrictive as those contained herein. CTI Proprietary Information shall not include information which (a) is in or has entered the public domain through no breach of this Agreement or other wrongful act of iWizard; (b) has been rightfully received by iWizard from a third party without breach of this Agreement; (c) has been approved for release by written authorization of the CTI; or (d) is required to be disclosed pursuant to the final binding order of a governmental agency or court of competent jurisdiction, provided that iWizard has been given reasonable notice of the pendency of such an order and the opportunity to contest it.

iWizard acknowledges that CTI is the owner of all of the CTI Proprietary Information and the media on which it has been stored, together with any work product created specifically and exclusively for CTI by iWizard from the CTI Proprietary Information, but excluding any and all iWizard Proprietary Information (as defined below) including, without limitation, pre-existing works of authorship and materials, written documents and ideas, whether or not protected by iWizard under existing federal copyright registrations or patents and whether or not issued or pending.

Any proprietary software programs, data model(s), data integration tools or technology, business rules and any related adapters, data processing systems or mechanisms, trade secrets, know-how and/or processes which iWizard may utilize in the performance of the Services, as well as any data or written materials delivered by iWizard, other than those created specifically and exclusively for CTI under this Agreement, shall be considered "iWizard Proprietary Information." CTI acknowledges and agrees that it shall have no rights in or to any of the iWizard Proprietary Information under this Agreement. CTI further acknowledges and agrees that iWizard retains unrestricted rights in any ideas, concepts and techniques iWizard may use in performing the Services hereunder.

All iWizard Proprietary Information submitted or disclosed to CTI by iWizard shall be held in confidence by CTI and shall not be disclosed to any third party without the prior written consent of iWizard. CTI agrees to limit access to the iWizard Proprietary Information to its own employees, agents and consultants strictly on a need to know basis; provided, however, that such agents and consultants have executed an agreement with CTI with confidentiality provisions at least as restrictive as those contained herein. iWizard Propretary Information shall not include information which (a) was already known to CTI prior to the time that it is disclosed to CTI hereunder; (b) is in or has entered the public domain through no breach of this Agreement or other wrongful act of CTI; (c) has been rightfully received by CTI from a third party without breach of this Agreement; (d) has been approved for release by written authorization of iWizard.

iWizard reserves the right to provide Services which are similar to those contemplated in this Agreement, and to utilize the iWizard Proprietary Information in providing such Services to other iWizard customers.

  7.   GENERAL WARRANTIES.

EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT, ANY STATEMENT OF WORK OR AD HOC PROJECT FORM, THERE ARE NO OTHER REPRESENTATIONS, WARRANTIES, OR CONDITIONS, IN FACT OR IN LAW, EXPRESS OR IMPLIED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

  8.   REMEDIES.

iWizard's sole obligation and CTI's exclusive remedy for any claim of defective Services shall be to reperform the Services in question without charge or, at CTI's option, to refund the price paid by CTI for any defective Services. iWizard's aggregate liability to CTI whether for negligence, breach of warranty, or any other cause of action shall be limited to the price paid for the Services to which the incident relates.

  9.   LIMITATION OF LIABILITY.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST INCOME OR LOST REVENUE, AND WHETHER BASED IN CONTRACT, STATUTE, TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE AND GROSS NEGLIGENCE, OR ANY OTHER THEORY. Any cause of action arising from or in connection with this Agreement shall be asserted within one (1) year of the date upon which such cause of action accrued, or the date upon which the complaining party should have reasonably discovered the existence of such cause of action, whichever is later.

  10.  APPLICABLE LAW.

The Agreement shall be governed and construed in accordance with the laws of Arizona, without regard to conflict of law principles, and shall benefit and be binding upon the parties hereto and their respective successors and permitted assigns.

  11.  ENTIRE AGREEMENT.

The Agreement, together with the Exhibit(s), Statement(s) of Work, and Appendices attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all written or oral prior agreements and understandings between the parties.

  12.  MODIFICATION / SEVERANCE / WAIVER.

The Agreement, and any Statement of Work attached hereto, may only be amended by a separate writing signed by both parties. If any one or more of the provisions of the Agreement or any Statement of Work shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any of the other portions of the Agreement or Statement of Work. Failure or delay by either party in exercising any right hereunder shall not operate as a waiver of such right.

  13.  ASSIGNMENT.

Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that no consent shall be required for assignment by either party, upon written notice to the other, to an affiliated corporation or other entity under common control with such party, provided that the assigning party shall remain fully liable for performance hereunder, unless the parties agree otherwise in writing, and the party to whom the assignment is made has sufficient resources to perform all obligations under this Agreement.

  14.  ALTERNATIVE DISPUTE RESOLUTION.

If a dispute arises among the parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies, provided, however, that relief from a court may be pursued if (i) the only dispute relates to unpaid fees, costs or other charges, or (ii) injunctive relief is sought in order to maintain the status quo while this procedure is being followed:

The parties will attempt in good faith to resolve any dispute arising out of or relating to the Agreement promptly and initially by senior executives of the parties in the following manner: If a dispute should arise, a senior officer for each of CTI and iWizard shall meet within seven (7) days of written notification of the dispute at a location to be selected by the parties to attempt to resolve the dispute.

The Senior Executives shall meet as soon as practicable, but in no event later than fourteen (14) days after the matter has been referred to them, the initial meeting occurring at a location to be selected by the parties. Subsequent meetings, if required, shall be rotated between each Senior Executive's place of business or at any other mutually agreeable location. If the Senior Executives are unable to resolve the dispute within sixty
(60) days of their receipt of the matter for resolution, and either or both are unwilling to continue negotiations, each party may pursue any and all remedies available to it at law and in equity.

  15.  FORCE MAJEURE.

Neither party shall be liable for any losses arising out of the delay or interruption of its performance of obligations under the Agreement due to any act of God, act of governmental authority, act of public enemy, war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond the reasonable control of the party delayed.

  16.  NOTICES.

Any notice or other communication required hereunder shall be made in writing and sent by registered or certified United States, return receipt requested and postage prepaid or delivery to the applicable addresses first set forth below, as follows:

     If to iWizard, at 4021 N. 75th St. #102, Scottsdale, Arizona
85251

     If to CTI, at 4330 N. Civic Center Plaza #101, Scottsdale,
AZ  85251

Any party may at any time change the name or address of the persons to whom all notices or other documents required to be given under this Agreement must be sent by giving written notice to the other party. Any notice given pursuant hereto shall be deemed given upon receipt.

  17.  SURVIVAL OF TERMS.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement, including, without limitation, all provisions with respect to confidentiality, proprietary information, and any limitation on liabilities and disclaimers, shall survive any termination or expiration of this Agreement and continue in full force and effect.

  18.  COUNTERPARTS.

This Agreement may be executed in any number of counterparts, including facsimile copies, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable with respect to the parties actually executing such counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date set forth above.

CASHFLOW TECHNOLOGIES, INC.          IWIZARD HOLDING, INC.


BY:                                BY:
    --------------------------         ---------------------------
          (Signature)                             (Signature)

  ------------------------------     -------------------------------
      (Print or Type Name)                (Print or Type Name)

   ----------------------------        ---------------------------
          (Title)                                 (Title)










EXHIBIT A to Services Agreement

Change Management and Control

This section describes the process for requesting and approving changes to the systems for which Services are provided pursuant to this Agreement. The iWizard Project Manager is responsible for administering and managing this change control process.

Definition of Change
A "change" is defined as any modification, clarification, addition, or deletion to the baseline Statement of Work and/or its component documents. A Change Request Form ("CRF"), a sample form of which is attached hereto, will be the vehicle for communicating change or making a request for work to be done.
The CRF must describe the change, the rationale for the change, and the effect the change will have on the project. The CRF will identify any new deliverables, as well as any applicable fees.

Change Management Process
The following describes the process to follow when requesting a change to a Statement of Work.

1. Any project team member (iWizard or CTI or CTI assigns) can initiate a CRF by filling out a CRF and submitting it to the iWizard Project Manager.

2. All requests will be brought before a Review Meeting of iWizard and CTI representatives, time and frequency to be agreed upon, the purpose of such meeting shall be to approve change and work requests and assign priorities for resources.

3.   If approved, the iWizard team will specify the requirements of the project and determine the time and resources required and
  the overall impact on the systems.   Upon completion, the
  findings will be presented at the next regularly scheduled Review Meeting or at a special meeting if deemed necessary.

4.   If the request is approved, it will be signed
  (electronically or hardcopy) by both parties to authorize work to commence. A Change / Work Request Log will be maintained to
  track the status of all requests.   The status of all requests
  will be on the agenda for the Review Meeting.

5. If for any reason the request exceeds resources available under this Services Agreement, where possible, CTI may choose to assign additional resources to speed the completion of a project, expand the scope, etc. at the rates below provided iWizard agrees
  to secure those resources.   Any other skill sets required with
  be quoted at the then market rate.

     Hourly Rates
     ------------------------
     Project   Leader
     $60/hr

     Software Developerator
     $60/hr

     Customer Service   Rep
     $35/hr

     Data Analyst
     $50/hr











EXHIBIT B to Services Agreement
Change Request / Work Request Form

Request related to: __Campaign/Mktg __Website __eCommerce__Other System ____

Requester Name _________________________Company_________________
Date____________


DESCRIPTION of REQUEST                                  Needed by___________










Assigned to Vendor____________________Contact__________________Date________

SPECIFICATION    (Look for attachments)     Estimated Completion Date________
Job Steps required:                         Actual Completion Date __________













Bandwidth
Implications_____________________________________________________
Hardware and Software
Implications___________________________________________________
Maintenance
Implications_____________________________________________________
Labor hours Required____________Chargeable hours___________ Non-charge hours____________


Ad Hoc Services Pricing Schedule
APPROVALS
Vendor
Rep___________________________Vendor________________________Date_______
Requester_____________________________Company____________________
Date__________








                   Cashflow Technologies, Inc.
               Monthly IT Maintenance and Support
                        Statement of Work

The Team
                       Dedicated Support (up to 80 hours per week)
  The full-time focus of these two folks is on Cashflow Technologies, Inc. (CTI). Their goal is to minimize down time and think of creative ways to improve the CTI system.
  * Project Leader / Data Analyst to manage and coordinate projects, define and document design specifications and execute campaign strategy.
  * Software Developer to monitor and tune servers and program changes to existing functionality.

Non-dedicated Support (a virtual team person for up to 40 hours per week)
  These are resources required to accomplish CTI goals but are not required on a full-time basis.
  * Web Designer to create email templates and make graphics changes
  *    Videographer for 4 video shoots per year
  * Editor/Encoder for up to 4 video recordings a year and up to 4 audio recordings per month.
  * Technical Customer Service Rep to answer and resolve technical support calls
  *    Teleprompter Operator for 4 video shoots per year
  *    Senior eCRM Analyst to create and direct eCRM strategy
  * Senior Technical Analyst to design and direct technical strategy

Responsibilities
  * 24 hour monitoring of all servers including Jive Forum, eCommerce and Web site except for holidays to be agreed upon and scheduled.
  * Coordinate work efforts with Rackspace regarding hardware maintenance and service.
  * Maintain the existing interfaces between the eCommerce site and the fulfillment centers
  * Provide toll-free technical customer support for the Web site, eCommerce and Jive Forum.
  * Monitor system performance, bandwidth and web site traffic and tune the system as required
  * Update and modify existing functionality as specified by CTI.
  * Run monthly data hygiene process to eliminate duplicates, append demographics, and update existing profiles. Note: Third party costs are not included.
  * Make content changes as specified by CTI to the Web site, eCommerce and Jive Forum.
  * Maintain and improve functionality of existing eCommerce system including but not limited to adding SKUs and shipping options and expanding campaign management features.
  * Coordinate the implementation of projects with other CTI vendors as required.
  * Develop new programs with vendors such as Quicksilver and Franklin Coaching as resource capacity and team skill sets allow.
  * Manage and execute eCRM strategy including but not limited to evaluating list sources, creating a prospecting strategy, designing and building email templates, querying the system, analyzing campaign responses, cleaning the data, editing video and audio and delivering rich media email campaigns.
  *    Publishing database status and system exception reports.
  * Implementation and automation of scripts, such as system alerts.
  * Monitor the testimonial engine and make changes as specified by CTI.
  * Coordination of all project management aspects including but not limited to compilation of project plans, project timelines, test plans and resource requirements; allocate resources, communicate status of open projects, maintain change management process and log. Ensure team members are focused on the successful completion of project tasks, and that the project remains on schedule and is completed with the highest possible quality.
  * Creation of a Web site optimization and site promotion plan to incorporate affiliate relationships and key word placements.
  *    Maintenance of a backup and recovery strategy

Capacity
With regards to providing new functionality, the only limitation shall be the size of the hardware environment and the size of the resources agreed upon. The scope of work cannot be expanded arbitrarily. A Change Management process will be used to prioritize work projects and determine the available capacity of the team, given CTI requests in the queue.

Change Management
The boundaries for any change request will be the projects and priorities currently specified, the capacity of the current team and the requirements for the new project. With the team resources remaining constant, we will have to manage the other project factors of scope and duration. The iWizard team will work with CTI to identify and prioritize deliverables. CTI will drive the efforts and focus of the iWizard Maintenance team.

Work Request Flow (simplified)
  1)   A request is made to the iWizard Project Leader on a Work
     Request Form
  2)   The request is scoped for time and resources needed.
  3) The specification is returned to CTI for approval and prioritization within existing projects
  4)   IWizard completes Work Request and reports status to CTI

Not included
  * Third party expenses for items such as demographic appension or internet advertising.
  * Additional hardware or software needed to execute CTI requests.
  * Videotaping or production for anything other than a head and shoulders shot for web video in wave format.
  * New development requiring skill sets not employed by iWizard or not allowed by the current schedule.
  *    Credits for unused resources for future projects.
  *    Use of iWizard hardware for delivery of email campaigns
  * Development of mentoring subscription program on a revenue sharing arrangement.
  *    Rebuild of the Web or eCommerce sites to incorporate Rich
     Dad's Journey.
  *    International sites in languages other than English.


Assumptions
  * IWizard reserves the right to assign non-dedicated resources at its discretion.
  * If requests exceed available resources for multiple consecutive months, CTI and iWizard will mutually agree to the best way to CTI's needs.
  * IWizard and CTI will agree to a schedule of holidays and system downtimes required for routine and necessary maintenance.
  * CTI will make a twelve month commitment for maintenance beginning December 1, 2002
  *    Either party may give 60-days notice of termination.

Communication Plan
iWizard will schedule a weekly Status Meeting to report the progress of projects and to discuss and set priorities for any newly specified Work Requests.

On a monthly basis, iWizard will provide a list of completed projects and resolved issues and will make any recommendations to improve the systems.








Monthly cost  $25,000 per month beginning December 1, 2002